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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): JANUARY 24, 1996


                             FIRST BANK SYSTEM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                       1-6880                41-0255900
(State or other jurisdiction          (Commission          (I.R.S. Employer
      of Incorporation)               File Number)        Identification No.)


             601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA  55402
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code:  612-973-1111
                                                             ------------


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)
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Item 5.   OTHER EVENTS

          First Bank System, Inc. ("FBS") announced the termination of its merger agreement with First Interstate Bancorp ("First Interstate") (NYSE.I). Under terms of an agreement signed on January 23, 1996, with Wells Fargo and Co. ("Wells") and First Interstate, FBS received $125 million in cash and will receive an additional $75 million upon consummation of the First Interstate/Wells transaction. FBS estimates that its out of pocket costs for investment banking, legal, accounting and public relations are approximately $10 million. FBS and Wells have agreed to drop all litigation protests. The agreement also resolves any claims that First Interstate has breached its merger agreement with FBS.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          The following exhibits are filed with this report:

          EXHIBIT NUMBER      DESCRIPTION
          --------------      -----------

          2.1 Settlement Agreement, dated as of January 23, 1996, between FBS, First Interstate and Wells.

          20 Press Release of FBS issued January 24, 1996, regarding termination of the FBS and First Interstate Merger Agreement.


                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST BANK SYSTEM, INC.



                                        By /s/ DAVID J. PARRIN
                                           ----------------------------------
                                           David J. Parrin
                                           Senior Vice President & Controller


DATE: January 25, 1996


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